PARTICIPATION INTEREST
PURCHASE AND SALE AGREEMENT

Dated as of August 1, 2019,
By and Between
EF SPV, LTD., as Purchaser,
and
FINWISE BANK, as Seller

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TABLE OF CONTENTS

		Page
ARTICLE I.
DEFINITIONS
Section 1.01	Defined Terms	1
ARTICLE II.
SALE AND CONVEYANCE OF ADDITIONAL PARTICIPATION INTEREST
Section 2.01	Agreement to Sell the Additional Participation Interest	3
Section 2.02	Purchase Price	3
ARTICLE III.
REPRESENTATIONS, WARRANTIES, AND COVENANTS
Section 3.01	Representations, Warranties and Covenants of Seller	3
Section 3.02	Representations, Warranties and Covenants of Purchaser	6
ARTICLE IV.
ADDITIONAL AGREEMENTS
Section 4.01	Effect of Agreement and Relationship of Parties; Integration	8
Section 4.02	Intent of the Parties	8
Section 4.03	Entire Agreement	8
Section 4.04	Amendments, Changes and Modification	9
Section 4.05	Severability	9
ARTICLE V.
MISCELLANEOUS PROVISIONS
Section 5.01	Governing Law and Dispute Resolution	9
Section 5.02	Jury Trial Waiver	10
Section 5.03	Confidentiality	10
Section 5.04	Survival	10
Section 5.05	Notices	10
Section 5.06	Schedules	11
Section 5.07	General Interpretive Principles	12
Section 5.08	Reproduction of Documents	12
Section 5.09	Counterparts	12
Section 5.10	Broker's Commissions	13
Section 5.11	Limited Recourse and Non-Petition	13

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PARTICIPATION INTEREST PURCHASE AND SALE AGREEMENT
This PARTICIPATION INTEREST PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of August 1, 2019 (“Effective Date”), and is executed by and between FinWise Bank, a Utah state chartered bank (“Seller”), and EF SPV, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”). Each party to this Agreement may be referred to herein, individually, as a “Party” or, collectively, as the “Parties.”
Recitals
A.    WHEREAS, the Parties entered into that certain Participation Agreement, dated October 15, 2018 (“Participation Agreement”), pursuant to which Seller sold to Purchaser undivided ninety five percent (95%) participation interests in the Receivables and Collections (each, as defined in the Participation Agreement) with respect to certain Loans (as defined in the Participation Agreement).
B.    WHEREAS, the Parties wish to provide for the terms and conditions relating to the sale and purchase of an additional undivided one percent (1%) participation interest in the Receivables and Collections outstanding as of the close of business on July 31, 2019 (the "Additional Participation Interest").
C.    WHEREAS, as a result of this Agreement, Seller will own an undivided four percent (4%) participation interest, and Purchaser will own an undivided ninety six percent (96%) participation interest in the Receivables and Collections with respect to all such Loans.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the Parties agree as follows:
Agreement
ARTICLE I.
DEFINITIONS
Section 1.01    Defined Terms. Whenever used in this Agreement, the following words and phrases shall have the following meanings specified in this Article:
“Additional Participation Interest” shall have the meaning set forth in the Recitals.
“Affiliate” shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Borrowers” shall have the meaning given to such term in the Participation Agreement.
“Business Day” means a day other than Saturday, Sunday or a public holiday on which banks are authorized or required to be closed under the laws of the State of Delaware.
“Closing Date” shall have the meaning set forth in Section 2.01.
“Collateral” shall have the meaning set forth in Section 4.03(c).

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“Collections” shall have the meaning given to such term in the Participation Agreement.
“Effective Date” is defined in the introductory paragraph to this Agreement.
“GAAP” shall mean generally accepted accounting principles, consistently applied, in accordance with the financial accounting standards customarily applied in the United States of America.
“Governmental Authority” shall mean any federal or state government (or any political subdivision of any of the foregoing), and any agency, association (including, without limitation, NACHA), authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether or not any such Governmental Authority has jurisdiction over a Party
“Law” or “Laws” shall mean all applicable state and federal codes, statutes, laws, permits, rules, regulations, interpretations, regulatory guidance, ordinances, orders, policies, determinations, judgments, writs, injunctions, decrees and common law and equitable rules, causes of action, remedies and principles as the same may be amended, modified, supplemented or superseded from time to time, and any requirements of any Governmental Authority with appropriate jurisdiction.
“Liens” shall mean any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.
“Loan Documents” shall mean the loan agreements, regulatory disclosures and other documentation evidencing and governing the Loans and the Receivables.
“Loans” shall have the meaning as set forth in the Recitals.
“Material Adverse Effect” shall mean a material adverse effect on the: (a) ability of a Party to fully and timely perform its obligations under this Agreement; (b) legality, validity, binding effect, or enforceability of this Agreement against a Party; or (c) rights, remedies and benefits available to a Party or any of its Affiliates hereunder.
“Participation Agreement” shall have the meaning set forth in the Recitals.
“Party” or “Parties” shall have the meanings set forth in the introductory paragraph.
“Person” shall have the meaning given to such term in the Participation Agreement.
“Principal Receivables” shall have the meaning given to such term in the Participation Agreement.
“Proceeding” shall mean any action, suit, proceeding, inquiry or investigation before or by any court, public board or government agency.
“Program” shall have the meaning given to such term in the Participation Agreement.
“Program Guidelines” shall have the meaning set forth in the Participation Agreement.

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“Purchase Price” means the amount to be paid by Purchaser to Seller as consideration for the Additional Participation Interest pursuant to Section 2.02.
“Purchaser” has the meaning set forth in the introductory paragraph.
“Receivables” shall have the meaning given to such term in the Participation Agreement.
“Records” shall have the meaning set forth in Section 5.03.
“Requirements” shall mean all Laws applicable to Seller, Purchaser, the Program, the Loans or the transactions contemplated by the Participation Agreement.
“Seller” shall have the meaning set forth in the introductory paragraph.
“Taxes” shall have the meaning given to such term in the Participation Agreement.
ARTICLE II.
SALE AND CONVEYANCE OF ADDITIONAL PARTICIPATION INTEREST
Section 2.01    Agreement to Sell the Additional Participation Interest.
On August 5, 2019 ("Closing Date"), subject to the terms and provisions of this Agreement, Seller shall sell, transfer and assign to Purchaser, and Purchaser shall purchase and accept from Seller, the Additional Participation Interest. From and after the Effective Date, the Additional Participation Interest shall be subject to the terms of the Participation Agreement.
Section 2.02    Purchase Price.
(a)    On the Closing Date, Purchaser shall pay Seller the Purchase Price to an account designated in writing by Seller to Purchaser, which shall be approximately $1,340,000.

(b)    Notwithstanding the provisions of Section 2.02(a), the Purchase Price is subject to adjustment in accordance with the formula used to calculate the initial amount set forth in Section 2.02(a). Any increase or decrease in the Purchase Price shall be promptly settled between the Parties in the ordinary course of business between the Parties.
ARTICLE III.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01    Representations, Warranties and Covenants of Seller.
Seller represents, warrants and covenants to Purchaser as of the Effective Date as follows:
(a)    Organization and Good Standing. Seller is a Utah state chartered bank, validly existing and in good standing under the laws of the State of Utah.

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(b)    Due Qualification. Seller (i) has obtained all licenses and approvals that are now known to be required under applicable Law, (ii) is in compliance with its organizational documents and (iii) is duly qualified to engage in banking services under applicable Law and in all other jurisdictions where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller).
(c)    Due Authorization; Enforceability. Seller has the full corporate power and corporate authority to execute and deliver this Agreement and to perform all its obligations hereunder, including, without limitation, selling and transferring the Additional Participation Interest hereunder. The execution, delivery and performance of this Agreement by Seller including, without limitation, the sale and transfer of the Additional Participation Interest hereunder, have been duly authorized by all necessary action on its part and do not and will not contravene any provision of its organizational documents. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and/or other similar laws and general equitable principles.
(d)    No Conflict. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the organizational documents of Seller or any agreement or other document to which Seller is a party or by which it or any of its property is bound.
(e)    No Proceeding. There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of Seller, threatened against Seller which would have a Material Adverse Effect on the transactions contemplated by this Agreement or Seller’s ability to perform its obligations hereunder.
(f)    Criminal Matters; Tax Liens; Proceedings and Judgments. Neither FB nor any of its officers or directors has been subject to any of the following that would result in a Material Adverse Effect on Seller:
(i)    Criminal conviction (except minor traffic offenses and other petty offenses);
(ii)    Tax liens for amounts which are past due and which are not being contested in good faith by appropriate proceedings for which adequate reserves made in accordance with GAAP are being maintained;
(iii)    Administrative or enforcement proceedings commenced by any Governmental Authority (whether or not such Governmental Authority has jurisdiction over Seller including, but not limited to, the Securities and Exchange Commission, any state securities regulatory authority, or the Federal Trade Commission); or
(iv)    Restraining order, decree, injunction, or judgment entered in any proceeding or lawsuit alleging fraud on the part of Seller or any principal thereof.

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(g)    Additional Participation Interest. The Additional Participation Interest to be transferred by Seller to Purchaser hereunder has been duly authorized and, upon such transfer in accordance with the terms hereof, shall be validly transferred free from all Taxes, Liens and charges with respect to the transfer thereof. Upon receipt of the Additional Participation Interest hereunder, Purchaser will be vested with good and marketable title thereto, free and clear of all Taxes, Liens and charges with respect to the transfer thereof. Each of the Loans, the Loan Documents, the Receivables and the Additional Participation Interest are, and shall be at all times, maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations promulgated thereunder.
(h)    No Consents. Seller is not required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority under applicable Law in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.
(i)    Contracts. Seller has not been notified of a breach of any term of or in default under any contract, any of which could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
(j)    Creation, Perfection, and Priority of Liens. If, notwithstanding the Parties’ intent and belief, based on the advice of counsel and their independent analyses, the sale to Purchaser of Additional Participation Interest pursuant to this Agreement is held or deemed not to be an absolute sale or is held or deemed to be a pledge of security for a loan, Seller will not dispute that Section 4.02(c) is effective to create in favor of Purchaser a legal, valid, binding, and upon the filing of the appropriate financing statements (such filing locations to be at the sole discretion of Purchaser), enforceable perfected first priority security interest and Lien in the entire right, title and interest of Seller in and to the Additional Participation Interest.
(k)    Absence of Litigation. There is no Proceeding pending or, to the knowledge of Seller, threatened in writing against or affecting Seller which (i) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or (ii) questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.
(l)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Seller or its business, properties, prospects, operations or financial condition that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

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(m)    Tax Status. Seller (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which Seller is subject and legally obligated to comply, except prior to the date hereof where any failure to do so did not result in any material penalties to Seller, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which an adequate reserve has been established on its books in accordance with GAAP and (iii) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes owed to a jurisdiction to which Seller is subject and is legally obligated to comply for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by Seller as shall be required in conformity with GAAP) to which Seller is subject and is legally obligated to comply.
(n)    Conduct of Business; Regulatory Permits. Seller is not in violation of any term of or in default under its certificate of formation or operating agreement or other governing documents. Seller is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Seller (i) purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions provided for herein not be consummated as herein provided or (ii) to the extent any such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Seller possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates and accreditations necessary to conduct its business, and Seller has not received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits. Seller is in compliance with all Requirements, except to the extent any such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(o)    Disclosure. Notwithstanding any other provision of this Agreement, all disclosures provided to Purchaser regarding Seller and the transactions contemplated hereby and thereby, furnished by or on behalf of Seller, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading. To its knowledge, no materially adverse event or circumstance has occurred or information exists with respect to Seller or any of its business, properties, prospects, operations or condition (financial or otherwise), which has not been disclosed to Purchaser.
(p)    Terrorism Laws. To the extent applicable, Seller is in compliance, in all material respects, with all Terrorism Laws.
Section 3.02    Representations, Warranties and Covenants of Purchaser.
Purchaser represents, warrants and covenants to Seller as of the Effective Date as follows:
(a)    Organization and Good Standing. Purchaser is an exempted company incorporated with limited liability under the laws of the Cayman Islands, validly existing and in good standing under the laws

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of the Cayman Islands and has full power, authority and the legal right to own its properties and conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement.
(b)    Due Qualification. Purchaser (i) is in compliance with its constitutional documents and (ii) is duly qualified to do business in the Cayman Islands and all other jurisdictions where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect).
(c)    Due Authorization; Enforceability. Purchaser has the full power and authority to execute and deliver this Agreement, to perform all its obligations hereunder and to purchase the Additional Participation Interest hereunder. The execution, delivery and performance of this Agreement by Purchaser and contemplated purchase by Purchaser of the Additional Participation Interest hereunder have been duly authorized by all necessary corporate action on its part and do not and will not contravene any provision of its constitutional documents.
(d)    No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the constitutional documents of Purchaser or any Law applicable to Purchaser or any agreement or other document to which Purchaser is a party or by which it or any of its property is bound.
(e)    No Proceeding. There is no litigation or administrative proceeding before any Governmental Authority presently pending or threatened against Purchaser which would have a Material Adverse Effect on the transactions contemplated by, or Purchaser’s ability to perform its obligations under this Agreement.
(f)    “As-Is” Condition. EXECUTION OF THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGEMENT BY PURCHASER THAT THE PURCHASE OF THE ADDITIONAL PARTICIPATION INTEREST WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR OTHERWISE (OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT) IN AN “AS-IS”, “WITH ALL FAULTS” CONDITION BASED SOLELY ON PURCHASER’S OWN INSPECTION.
(g)    Investment Representation. Purchaser hereby represents and warrants to Seller that (i) the purchase of the Additional Participation Interest is a legal investment for Purchaser under applicable laws, (ii) Purchaser has acquired and is acquiring the Additional Participation Interest for its own account and not with a view to the sale, transfer or other distribution thereof, (iii) Purchaser realizes that the Additional Participation Interest is not registered under any securities Laws (iv) Purchaser understands that its purchase of the Additional Participation Interest involves a high degree of risk, (v) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the purchase of the Additional Participation Interest hereunder, (vi) Purchaser can afford a complete loss of the sums advanced and to be advanced hereunder, (vii) Purchaser acknowledges that it has been offered an opportunity to ask questions of and receive answers from officers of Seller concerning all material aspects of this Agreement and the Additional Participation Interest, and that any request for such information has been fully complied with to the extent Seller possesses such information or can acquire it without unreasonable effort or expense and (viii) Purchaser recognizes that no Governmental Authority has passed upon the Additional Participation Interest or this Agreement or made any finding or determination as to their fairness.

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ARTICLE IV.
ADDITIONAL AGREEMENTS
Section 4.01    Effect of Agreement and Relationship of Parties; Integration.
This Agreement is not intended to constitute, and shall not be construed to establish, a partnership or joint venture among any of the Parties. The Parties will have no obligations or responsibilities to each other except as specifically stated herein.
Section 4.02    Intent of the Parties.
(a)    The relationship between the Parties hereunder is not intended to be that of debtor and creditor. This Agreement will not create a joint venture, partnership or other formal business relationship or entity of any kind, or an obligation to form any such relationship or entity.
(b)    It is the intention of the Parties that the sale of the Additional Participation Interest pursuant to this Agreement shall be an absolute sale, without recourse, of the Additional Participation Interest (and the Parties agree to treat the transfer of the Additional Participation Interest as an absolute sale rather than a secured financing), which includes interests in the Receivables and Collections to the extent of the Additional Participation Interest. In addition, it is the intention of the Parties that the Additional Participation Interest constitutes “Participating Interests” as such term is defined in FASB ASC 860, Transfers and Servicing, Section 860-10-40-6A.
(c)    If, notwithstanding the Parties’ intent and belief, based on the advice of counsel and their independent analyses, the sale to Purchaser of the Additional Participation Interest pursuant to this Agreement is held or deemed not to be an absolute sale or is held or deemed to be a pledge of security for a loan, the Parties intend that the rights and obligations of the Parties shall be established pursuant to the terms of this Agreement and that, in such event, Seller shall be deemed to have assigned and granted to Purchaser a security interest in and, as of the date of this Agreement, does hereby assign and grant to Purchaser a security interest in, the Additional Participation Interest (collectively, the “Collateral”), it being the intention of the Parties that such assignment and security interest shall be, upon the filing of the appropriate financing statement in the appropriate office(s) (such filing location(s) to be at the sole discretion of Purchaser), perfected and of first priority under the Law. In such event, with respect to the Collateral, this Agreement shall constitute, and hereby is, a security agreement under the Law.
(d)    Seller hereby authorizes Purchaser to file financing statements in form and content reasonably acceptable to Seller with the appropriate filing offices to evidence the sale of the Additional Participation Interest to Purchaser hereunder and to perfect the assignments of the Additional Participation Interest to Purchaser as a first priority security interest.
Section 4.03    Entire Agreement.
This Agreement supersedes any prior agreement or understanding between the Parties concerning the subject matter hereof.

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Section 4.04    Amendments, Changes and Modification.
This Agreement may be amended, changed, modified, and altered only by an instrument in writing executed by Purchaser and Seller.
Section 4.05    Severability.
In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate nor render unenforceable any other provision hereof. Such invalid or unenforceable provision shall be amended, if possible, in accordance with Section 4.04 in order to accomplish the purpose of this Agreement.
ARTICLE V.
MISCELLANEOUS PROVISIONS
Section 5.01    Governing Law and Dispute Resolution.
(a)    This Agreement shall be a contract made under, and governed and enforced in every respect by, the internal laws of the State of Utah, without giving effect to its conflicts of law principles. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties arising directly or indirectly out of or connected with this Agreement, including claims relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties and including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the County of Salt Lake, Utah; provided, however, that the foregoing shall not include any claims for declaratory relief. The arbitration shall be administered by JAMS pursuant to its (Comprehensive Arbitration Rules and Procedures). Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate, except that the parties agree that the arbitration, the arbitrators’ authority and the relief available shall be limited as follows:
(i)    The arbitrators shall be obligated to apply the rules of evidence and the substantive laws of the State of Utah applicable to actions litigated in the federal courts of the State of Utah; and
(ii)    The arbitrators shall be deemed to have exceeded their powers, authority or jurisdiction if the award they render is not correct under the applicable law and properly admitted evidence or if the arbitrators otherwise fail to comply with the terms and limitations of this paragraph. In the event of any conflict between the rules of JAMS and this Agreement, this Agreement will control. Any arbitration shall be conducted by arbitrators approved by the JAMS and mutually acceptable to the parties. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three (3) arbitrators. If the parties are unable to agree on the arbitrator(s), then JAMS shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitration award shall be in writing and shall include a statement of the reasons for the award. Process in any such action may be served upon any party in the manner provided for giving of notices to it herein. Notwithstanding the foregoing, the parties hereby consent to the jurisdiction of the state and federal courts located in the County of Salt Lake, Utah with respect to any action (A) to obtain injunctive or other equitable relief and (B) to enforce or dispute any arbitration award or to obtain, enforce or dispute any judgment relating thereto.

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Section 5.02    Jury Trial Waiver.
EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES EACH REPRESENT TO EACH OTHER THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.
Section 5.03    Confidentiality.
All oral and written non-public information about each of the Parties, their respective businesses and customers, and this Agreement (collectively, the “Records”), are valuable and proprietary assets of such Parties. Each of the Parties (and each of their respective employees and agents) shall treat the Records as strictly confidential and, except as expressly authorized hereunder, will not disclose such Records to any Person (other than its Affiliates and, in the case of Purchaser, to proposed transferees of the Additional Participation Interests) or use such Records other than in accordance herewith. Each Party will use its best efforts to ensure that its employees and agents maintain such confidentiality. Unless prohibited by Law, each Party will notify the other Party promptly upon receiving a subpoena or other legal process about any other Party’s Records and will cooperate with the other Party to comply with or oppose the subpoena or legal process. This Section 5.03 will not apply to information, documents, and material that are in or enter the public domain other than through a wrongful act or omission of a Party.
Section 5.04    Survival.
Except as otherwise expressly provided herein, all the representations, warranties, terms and covenants of the Parties shall survive the termination of this Agreement.
Section 5.05    Notices.
Except as otherwise expressly provided herein, all notices required or agreed to be given pursuant hereto shall be in writing and shall be deemed to have been properly given, served and received (i) if delivered by messenger, when delivered, (ii) if mailed, on the third (3rd) Business Day after deposit in the United States of America mail certified, postage prepaid, return receipt requested or (iii) if delivered by reputable overnight express courier, freight prepaid, the next Business Day after delivery to such courier. Notices shall be addressed to the Parties as set forth below:
If to Purchaser:
EF SPV, Ltd.
c/o Maples and Calder
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
Cayman Islands
Telephone:    (345) 814-5710
Attention:    Andrew Dean, Senior Vice President

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E-Mail:        Andrew.Dean@mapelsfs.com

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:     (312) 902-5297 and (312) 902-5495
Facsimile:    (312) 902-1061
Attention:     Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.
E-Mail:        mark.grossman@kattenlaw.com
scott.lyons@kattenlaw.com
If to Seller:

FinWise Bank
756 E. Winchester Street
Murray, Utah 84107
Attention:    Javvis Jacobson
Email:        jjacobson@finwise.com

and
FinWise Bank
43 North Village Avenue
Second Floor
Rockville Centre, NY 11570
Attention: David Tilis
dtilis@finwisebank.com

with a copy (for informational purposes only) to:

Wachtel Missry LLP
885 Second Avenue, 47th Floor
New York, New York 10017
Attention:     Allan J. Weiss, Esq.
Email:        weiss@wmllp.com

Each Party may change its address for notice by serving written notice upon the other Party.
Section 5.06    Schedules.
The schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

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Section 5.07    General Interpretive Principles.
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular;
(b)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(c)    references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)    the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)    headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect; and
(h)    this Agreement shall be construed as having been jointly drafted by the parties hereto, and neither shall be deemed to be the drafting party for purposes of interpreting the language herein or otherwise resolving ambiguous terms.
Section 5.08    Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 5.09    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

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Section 5.10    Broker’s Commissions.
Each Party represents that there are no brokers involved with respect to this Agreement or the transaction contemplated hereunder and each Party agrees to indemnify, defend and hold harmless the other with respect to any breach of such representation.
Section 5.11    Limited Recourse and Non-Petition.
Seller hereby acknowledges and agrees that Purchaser’s obligations under this Agreement are solely the corporate obligations of Purchaser, and that Seller shall not have any recourse against any of the directors, officers or employees of Purchaser for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by this Agreement.
[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PURCHASER:
EF SPV, LTD.

By:	/s/ Andrew Dean
Name:	Andrew Dean
Title:	Director

SELLER:
FINWISE BANK

By:	/s/ David Tilis
Name:	David Tilis
Title:	SVP

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